UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2010

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-51199 (Commission File Number)	42-1579325 (IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

Inland Western Retail Real Estate Trust, Inc. (the “Company”) elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, commencing with the tax year ending December 31, 2003.  In connection with the preparation for a potential listing of the Company’s common stock on the New York Stock Exchange, it was discovered that the effective purchase price paid prior to May 2006 for shares that were issued under our dividend reinvestment plan (“DRP”) was slightly less than 95% of the offering price of those shares.  During 2004 through April, 2006 daily distributions accrued on the shares issued to shareholders participating in the DRP.  Through April, 2006, shares issued under the DRP were treated as issued on the first day of the month rather than the 10th day, which was generally when the cash distributions were paid to shareholders not participating in the DRP.  The aggregate amount of the additional distributions that were paid through April, 2006 on the shares issued under the DRP was approximately $359 thousand out of approximately $360 million paid to shareholders.

Under a Revenue Ruling issued by the Internal Revenue Service (“IRS”), the IRS has taken the position that if a REIT discounts the price of shares issued under a dividend reinvestment plan by more than 5%, then the REIT’s distributions may not count toward the dividends that a REIT must distribute to maintain qualification as a REIT.  If all of the dividends that the Company paid prior to May 2006 did not count toward the REIT dividend distribution requirement, the Company may not have qualified as a REIT and may be subject to federal income tax on its taxable income at regular corporate tax rates for its open statutory years.  The Company intends to voluntarily submit a request to the IRS for a closing agreement whereby the IRS would agree that the Company’s dividends qualified for the REIT dividend distribution requirement for taxable years 2004 through 2006. There can be no assurance that the IRS will enter into a closing agreement with the Company; however, the IRS has entered into similar closing agreements with other REITs.  Because the Company believes the IRS will enter into a closing agreement, it does not expect this matter will result in any tax or other significant liabilities.

The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “goals,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “position,” “focus,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL
ESTATE TRUST, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Executive Vice President,
Date: December 30, 2010		General Counsel and Secretary